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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

The following table shows name and place of incorporation of each subsidiary of the Company as of March 28, 2000. All subsidiaries do business in their respective corporate names.

                  NAME                                    PLACE OF INCORPORATION
                  ----                                    ----------------------

HealthAxis Acquisition Corp.                                       Pennsylvania

HealthAxis.com, Inc.                                               Pennsylvania

  HealthAxis.com Insurance Services, Inc.                          Pennsylvania

     HealthAxis.com Alabama, Inc.                                  Alabama

     HealthAxis.com Texas, Inc.                                    Texas

     HealthAxis.com Insurance Agency, Inc.                         Ohio

     HealthAxis.com New Mexico, Inc.                               New Mexico

     HealthAxis.com Insurance Agency, Inc.                         Massachusetts